UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering

On February 19, 2024, Meta Materials Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Offering”), providing for the issuance and sale by the Company, in a registered direct offering (the “Offering”), of (i) 600,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), (ii) pre-funded warrants to purchase up to 250,000 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to an aggregate of 850,000 shares of Common Stock (the “Warrants”). Each share of Common Stock and Pre-Funded Warrant was offered and sold together with an accompanying Warrant at a combined price of $4.04 per share of Common Stock or $4.039 per Pre-Funded Warrant, as applicable. Each Pre-Funded Warrant and Warrant is exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of either $0.001 per share, in the case of the Pre-Funded Warrants, or $3.91 per share, in the case of the Warrants. The Pre-Funded Warrants expire when they are exercised in full and the Warrants expire five years from the date of issuance.

The Offering closed on February 21, 2024. The Company received net proceeds of approximately $3.0 million from the Offering, after deducting placement agent fees and estimated offering expenses payable by the Company.

On February 19, 2024, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities and the Company agreed to pay the Placement Agent a cash fee equal to 6.5% of the gross proceeds generated from the sale of the securities in the Offering. The Company also agreed to reimburse A.G.P. for its accountable offering-related legal expenses in an amount up to $50,000.

The Offering was made pursuant to a prospectus supplement dated February 19, 2024, and a base prospectus dated November 18, 2022, which is part of a registration statement on Form S-3 (File No. 333-268282) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2022 and became effective on November 18, 2022. The Company does not plan to apply to list the Pre-Funded Warrants or the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Purchase Agreement and the Placement Agency Agreement each contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and, with respect to the Purchase Agreement, ongoing covenants of the Company.

The foregoing descriptions of the Pre-Funded Warrants, Warrants, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The legal opinion and consent of Ballard Spahr LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Report.

Letter Agreement

On February 19, 2024, in connection with, and as a condition to, the Offering, the Company entered into a letter agreement (the “Letter Agreement”) with the institutional investor in the Offering, pursuant to which the Company agreed to amend certain of its warrants to purchase Common Stock issued on June 28, 2022 (the “June 2022 Warrants”) and December 6, 2023 (the “December 2023 Warrants”) held by the investor. The Letter Agreement applies to (i) June 2022 Warrants representing an aggregate of 74,074 shares of Common Stock and (ii) December 2023 Warrants representing an aggregate of 25,000 shares of Common Stock, in each case, after giving effect to the 1-for-100 reverse stock split the Company effected on January 29, 2024.

Pursuant to the Letter Agreement, the exercise price per share of the amended June 2022 Warrants and December 2023 Warrants will automatically be reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the June 2022 Warrants and the December 2023 Warrants then in effect) to be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock on June 6, 2024.

In addition, pursuant to the Letter Agreement, the Company agreed to seek stockholder approval at the next annual or special meeting of stockholders of the Company to effect an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000 shares (the “Authorized Common Stock Increase Proposal”). The investor also agreed to use commercially reasonable efforts to vote all of the shares of Common Stock that it either owns or that it has discretion to vote as of the applicable record date in favor of (i) the Authorized Common Stock Increase Proposal and (ii) any other matter specifically relating to the Authorized Common Stock Increase Proposal.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such document, a copy of which is attached as Exhibit 4.3 to this Report, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 29, 2024, on January 23, 2024, the Board of Directors of the Company declared a distribution of one share of newly designated Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), for each outstanding share of the Company's common stock and each voting right represented by the Company's Series B Preferred Stock held of record on February 2, 2024 (the “Record Date”).

On February 29, 2024, under the terms of the Purchase Agreement, the new investor in the Offering received one share of Series C Preferred Stock for each share of Common Stock purchased in the Offering, providing the investor the same rights of the Series C Preferred Stock as other holders of the Company as of the Record Date. The distribution of the Series C Preferred Stock was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 8.01.	Other Events.

On February 20, 2024, the Company issued a press release announcing the pricing of the Offering and the Letter Agreement, each as described above under Item 1.01 of this Report. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.
4.2	Form of Warrant.
4.3	Form of Letter Agreement.
5.1	Opinion of Ballard Spahr LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated February 19, 2024, by and between the Company and A.G.P./Alliance Global Partners.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Press release dated February 20, 2024.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	February 21, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer